Exhibit 10.2.3

Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) by and between nCino, Inc. (“nCino”) and Live Oak Bank (“Subscriber”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

In exchange for the consideration detailed herein, and other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1.	This Amendment shall supersede the Amendment dated April 17, 2020 by and between the parties which is hereby terminated and of no further force or effect.

2.

Commencing on the Amendment Effective Date and subject to the terms and conditions of this Amendment and the Agreement, nCino grants Subscriber a limited, non-exclusive, non-transferable, non-sublicensable right for the Operators set forth in Exhibit A below to access and use the additional Subscription Services set forth in Exhibit A below (“Additional Services”) solely for Subscriber’s internal business purposes to make loans to Subscriber’s customers pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).  Accordingly:  (i) Attachment A of the Agreement shall be amended to include the Additional Services effective as of the Amendment Effective Date, (ii) Subscriber will be provisioned the Additional Services within org ID: 00D3k000000kaRB (“Org #1”) and org ID: 00D3k000000uAXY (“Org #2”), as set forth in Exhibit A below, and (iii) the Additional Services will activate as soon as practicable following the Amendment Effective Date. The term for the Additional Services within Org #1 will be one (1) year from April 14, 2020 and the term for the Additional Services within Org #2 will be from the April 22, 2020 until November 26, 2020. To the extent the term of the Additional Services extends beyond the Term of the Agreement, the Agreement shall continue in full force and effect with respect to the Additional Services until the expiration or termination of the Additional Services. Subscriber acknowledges and agrees that (a) it may only use the Additional Services to make and service PPP loans to its customers under the CARES Act and for no other purpose, (b) it is responsible for reviewing any laws, rules, and regulations applicable to Subscriber, including the CARES Act and the PPP (collectively, the “Regulations”), (c) it is responsible for ensuring Subscriber’s compliance with the Regulations, and (d) nCino has no responsibility or obligation for ensuring Subscriber’s compliance with the Regulations.

Exhibit A

Org #1: Org ID: 00D3k000000kaRB

Module License(s)*	Features	Quantity	Price***	Total Annual Fees
nCino Limited Seat**	•Access to nCino functionality •Salesforce basic Platform functionality	355 Operator(s)****	$0/Operator/Month	$0
nCino Standard Admin Seat	•Functionality for product release management into nCino Sandbox test environment •Release of features into live production environment •Continuous improvement suggestion management and release of new enhancements into live production environment •User set-up / permissions / accessibility management	25 Operator(s)****	$0/Operator/Month	$0
nCino Customer Community Plus	•Roles and Sharing •Delegated Administration capabilities •Tasks	35,000 Logins/Month	$0/Login/Month	$0
Salesforce Shield Bundle			$0
Annual Support and Maintenance			$0

Org #2: Org ID: 00D3k000000uAXY

Module License(s)*	Features	Quantity	Price***	Total Annual Fees
nCino Limited Seat**	•Access to nCino functionality •Salesforce basic Platform functionality	225 Operator(s)****	$0/Operator/Month	$0
Annual Support and Maintenance			$0

*The specific features, functionality and limitations of the Module Licenses are set forth in the Documentation.  The Subscription Services include a specific amount of data and file storage capacity. Additional storage capacity can be purchased if needed.

**Limited Operators are restricted from using the Subscription Services for any purpose other than for Small Business Loans.

***Subscriber has contracted with Accenture LLP (“Accenture”) for Accenture to facilitate, as the lead of a consortium of companies that will provide several products and services to Subscriber in connection with the PPP, Subscriber making and processing PPP loans to its customers pursuant to the PPP (the “Project”).  The parties acknowledge that nCino is supplying the Additional Services to Subscriber specifically for the Project and that Subscriber’s payment for access to, and use of, such Additional Services will pass through Accenture (that is, Subscriber will pay Accenture the agreed upon fees for the entire consortium of products being provided and then Accenture will pay nCino, along with each of the other consortium members, the fees agreed upon between Accenture and each consortium member for the products and services each such consortium member provides for the Project).

****Any Accenture personnel granted access to and/or use of the Subscription Services by Subscriber for the Project shall be considered Operators (as such term is defined in the Agreement).

3.

Subscriber acknowledges and agrees that it shall solely look to, and solely seek recourse from, Accenture (and not from Vendor) in connection with any questions, issues, support needs, liability or losses arising out of or relating to the Project, the Additional Services or this Amendment.

4.

Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.  Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ David Rudow	Signature: /s/ Mark Moroz
Name: David Rudow	Name: Mark Moroz
Title: Chief Financial Officer	Title: EVP – Head of Product
Date: 4/24/2020	Date: 4/24/2020